EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

         I, Richard Kincaid, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Equity Office Properties Trust, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Equity Office Properties Trust’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Form 10-K for the fiscal year ended December 31, 2001 of Equity Office Properties Trust;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Equity Office Properties Trust filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Richard D. Kincaid Richard Kincaid Executive Vice President, Chief Operating Officer and Chief Financial Officer	Subscribed and sworn to before me this 9th day of August 2002.

August 9, 2002	/s/Faith Daytz Notary Public My Commission Expires: 5/27/03

[Official Seal]